UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2016

STRYKER CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-9165 (Commission File Number)	38-1239739 (IRS Employer Identification No.)

2825 Airview Boulevard, Kalamazoo, Michigan (Address of principal executive offices)		49002 (Zip Code)

Registrant's telephone number, including area code: 269.385.2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On March 3, 2016, Stryker Corporation (the "Company") entered into an Underwriting Agreement (the "Underwriting Agreement") among the Company and Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein (together, the “Underwriters”), in connection with the issuance and sale of debt securities in an underwritten public offering (the "Offering"). The Offering is expected to be completed on March 10, 2016, subject to customary closing conditions. The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities. Upon the completion of the Offering, the following debt securities (collectively, the “Notes”) will be issued by the Company:

Principal Amount	Interest Rate	Maturity Date	Price to Public
$750,000,000	2.000%	March 8, 2019	99.884%
$750,000,000	2.625%	March 15, 2021	99.962%
$1,000,000,000	3.500%	March 15, 2026	99.348%
$1,000,000,000	4.625%	March 15, 2046	98.894%
The Notes were offered by the Company pursuant to its Automatic Shelf Registration Statement on Form S-3 (File No. 333-209526) and the Prospectus included therein, filed with the Securities and Exchange Commission on February 12, 2016 and supplemented by the Prospectus Supplement dated March 3, 2016.
The Notes will be issued under an Indenture, dated January 15, 2010, between the Company and U.S. Bank National Association, as trustee, as supplemented by supplemental indentures to be entered into on March 10, 2016.
The Company estimates that the net proceeds from this offering will be approximately $3.453 billion, after deducting underwriting discounts and estimated expenses related to the Offering. The Company intends to use $2.775 billion of these net proceeds to fund the Company's previously announced acquisition of Sage Products Holdings II, LLC (the "Sage Acquisition") and the remaining net proceeds, together with cash on hand, to fund the Company's previously announced acquisition of Physio-Control International, Inc. (the "Physio-Control Acquisition"), to repay all of the Company's 2.00% Notes due September 30, 2016 at their maturity and for general corporate purposes. The Offering is not conditioned on the closing of the Sage Acquisition or the Physio-Control Acquisition.
The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 1.1 hereto, and incorporated herein by reference.
The Underwriters and their affiliates have performed, from time to time, and may in the future perform, various investment banking, commercial lending, financial advisory and other services for the Company for which they received or will receive customary fees and expenses.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

1.1
Underwriting Agreement, dated March 3, 2016, between Stryker Corporation and Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P.Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the underwriters named therein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION
(Registrant)

March 8, 2016	/s/ WILLIAM R. JELLISON
Date	William R. Jellison
Vice President, Chief Financial Officer